Exhibit 10.4

                              CONSULTANT AGREEMENT

      This Agreement is made and entered into as of the 21st day of July, 2004, between Glowpoint, Inc. (the "Company") and Aurelius Consulting Group (the "Consultant").

      In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purpose. The Company hereby engages Consultant during the Term (as defined below) to render Investor Relations services to the Company, upon the terms and conditions as set forth herein.

2. Term and Termination. This Agreement shall be effective for a twelve-month period commencing on the date hereof unless earlier terminated pursuant to the following sentence (such twelve-month or shorter period resulting from early termination is referred to herein as the "Term"). Either party may terminate the Term with immediate effect if the other party has failed to perform or abide by any of such other party's material obligations under this Agreement and has failed to cure such nonperformance within 10 days of receiving notice thereof from the first party.

3. Duties of Consultant. During the term of this Agreement, Consultant shall provide to the Company those services outlined in Exhibit A. Notwithstanding the foregoing, it is understood and acknowledged by the parties that Consultant: (a) shall perform its analysis and reach its conclusions about the Company independently, and that the Company shall have no involvement therein; and (b) shall not render advice and/or services to the Company in any manner, directly or indirectly, that is in connection with the offer or sale of securities in a capital raising transaction or that could result in market making.

4. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse Consultant for any and all reasonable out-of-pocket expenses incurred by it in connection with services requested by the Company, including, but not limited to, all charges for travel, printing costs and other expenses on the Company's behalf. The Company shall pay such expenses promptly upon the presentation of invoices. Consultant shall not incur more than $500 in expenses without the express consent of the Company.

5. Compensation. For services to be rendered by Consultant hereunder, the Company shall pay Consultant on or before the 1st day of each month during the Term, the sum of $8,500.00. In addition, Consultant shall receive from the Company, promptly following the execution of this Agreement, options to purchase 100,000 shares of the Company's common stock. One-fourth of such options will vest on each of October 21, 2004, January 21, 2005, April 21, 2005 and July 21, 2005. The options will be exercisable at any time on or prior to July 21, 2014.

6. Glowpoint Circuit. Consultant agrees to order and have installed at its premises a Glowpoint circuit for the duration of the Term. The Company agrees to provide such circuit to Consultant at the discounted rate the Company charges its other strategic partners.

7. Confidentiality. (a) Consultant acknowledges that as a consequence of its relationship with the Company, it will be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the "Confidential Financial Information"), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information").


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            (b) Consultant covenants and agrees to hold such Confidential
      Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes. Consultant shall also refrain from disclosing any such Confidential Information to any third parties. Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other materials prepared by or for it containing Confidential Information. Consultant understands and agrees that the Company would be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company. Accordingly, Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement.

            (c) Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that Consultant can demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

8. Governing Law; Venue; Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court in the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens. to the bringing of any such proceeding in such jurisdictions. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at it address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

9.    Miscellaneous.

(a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 225 Long Avenue, Hillside, New Jersey 07205 or if to Consultant, addressed to it at Aurelius Consulting Group, Maitland City Plaza, 225 S. Swoope Avenue, Suite 214, Maitland, Florida 32751, or to such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

(b) This Agreement embodies the entire Agreement and understanding between the Company and Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.


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(c)   This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and Consultant.

(d) This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

(e) If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                                            GLOWPOINT, INC.


                                              By: /s/ Christopher A. Zigmont
                                                 -------------------------------
                                                 Christopher A. Zigmont
                                                 Executive Vice President & CFO


                                            AURELIUS CONSULTING GROUP


                                              By: /s/ Dave Gentry
                                                 -------------------------------
                                                 Dave Gentry


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                                    EXHIBIT A

1.    Company covered in our weekly newsletter.

2. Calls to 200 brokers on each news release. These brokers can buy small-cap securities in particular.

3. Meetings with small-cap brokerage firms and brokers to develop support for the company's stock and research coverage.

4.    Dedicated investor line to handle call volume.

5.    Strategic advice and other customary IR services.

6.    Helping the company obtain appearances at small-cap brokerage conferences.

7.    Meetings with micro-cap institutional investors.

8. Company featured on the Home Page of our Internet site for one week each quarter.

9. The writing and distribution of press releases to over 275,000 opt-in communications investors.


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